                                                                      Exhibit 11



                  Western Pennsylvania Adventure Capital Fund
             Schedule of Computation of Earnings Per Common Share
                                For the Periods

                                      January 1, 2000       January 1, 1999        January 1, 1998
                                         through               through                through
                                     December 31, 2000     December 31, 1999      December 31, 1998
Net income                           $   335,286           $   100,378            $      3,049
                                     ===========           ===========            ============
Weighted Average Number of
Common Shares Outstanding              4,116,031             2,295,493               2,210,434
                                     ===========           ===========            ============

Earnings per Common Share            $      0.08           $      0.04            $       0.00
                                     ===========           ===========            ============